UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    July 21, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 23, 2009, Hyperdynamics Corporation (the “Company”) announced we had hired Ray Leonard to serve as our President and Chief Executive Officer.  We entered into an employment agreement with Mr. Leonard effective as of July22, 2009.  A brief description of the terms and conditions of the employment agreement with Mr. Leonard is set forth below.  A copy of the employment agreement with Mr. Leonard is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

In connection with the hiring of Mr. Leonard, we granted Mr. Leonard options to purchase 500,000 shares of our common stock at an exercise price of $0.49 which vest immediately.  Mr. Leonard was also granted options to purchase 300,000 shares of our common stock at an exercise price of $0.49 that vest on a monthly basis over five  years.  Both of these grants shall expire five years after issuance.

In addition to the equity award grants discussed above, the Company will annually award Mr. Leonard additional grants based on achieving longer term performance metrics that will be developed by Mr. Leonard and reviewed and approved by the Board and/or the Compensation Committee.  These are as follows:

Performance Option-Grant Awards:

A stock option award will be made for the following three cumulative net cash to the Company equity capital money raising transactions beginning from the date first written above:

When $10 million cumulative is raised, the award is 210,000 stock options.

When $20 million cumulative is raised, the award is 390,000 stock options.

When $30 million cumulative is raised, the award is 600,000 stock options.

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five year life, and the exercise price shall be $0.49.

A stock option incentive will be made based on achieving the following share price thresholds:

$2.00/share	90,000 stock options
$3.00/share	210,000 stock options
$5.00/share	600,000 stock options
$9.00/share	1,200,000 stock options

All awards vest 1/36 per month over a three-year period from the trigger event.  The Performance Option-Grant Awards options shall have a five year life, and the exercise price shall be $0.49.

For awards related to the $2.00 and $3.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 15 consecutive trading days.  For awards related to the $5.00 and $9.00 share price, the stock option is earned if the closing price of the shares trade at or above the target price for 5 consecutive trading days.

 Mr. Leonard entered into an employment agreement effective as of July 22, 2009.  This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months  prior to the first day of any one-year extension period.  The agreement provides that Mr. Leonard will serve as our President and Chief Executive Officer.  Under the terms of the agreement, the base salary on the effective date of the employment agreement shall be $180,000.  At the time that a net cash to the Company aggregate of $10,000,000 in new cash equity capital is raised beginning from the date first written above, Mr. Leonard’s base salary will increase to $330,000.  The base salary is subject to annual adjustments beginning in July 2010, at the discretion of the Board, but in no event shall the Company pay Mr. Leonard a base salary less than that set forth above, or any increased base salary later in effect, without the consent of Mr. Leonard.

Beginning with the effective date of the employee agreement, and on an annual basis, Mr. Leonard will participate in any incentive compensation plan (ICP) applicable to Mr. Leonard’s position, as may be adopted by the Company from time to time and in accordance with the terms of such plan(s).  Mr. Leonard’s target award opportunity under the ICP will be 100% of his base salary with a threshold of 50% and a 200% maximum, and shall be subject to such other terms, conditions and restrictions as may be established by the Board or the Compensation Committee. Annually, Mr. Leonard will develop a proposed set of current year performance metrics that are subject to review and approval by the Board and/or the Compensation Committee. Metrics are as follows:

    (i) 100% when industry presentation package is completed; 1,000 square kilometers of 3D is acquired; and a net cash to the Company an aggregate of $15,000,000 in new cash equity capital is raised beginning from the date first written above.

    (ii) 200% when all items above are achieved plus either a net cash to the Company  an aggregate of $25,000,000 of new cash equity capital is raised, or,  or a joint venture agreement related to the Company’s 2006 Production Sharing Agreement with the Republic of Guinea is executed.

Finally, Mr. Leonard will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Leonard and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Kent Watts has resigned from his position as President and Chief Executive Officer of the Company, effective July 22, 2009.

The Company has appointed Ray Leonard, age 56, as the President and Chief Executive Officer of the Company, effective July 22, 2009.   Mr. Leonard most recently served as the Vice President of Eurasia & Exploration for the newly formed Kuwait Energy Company from December 2006 to June 2009.  From January 2005 to November 2006, Mr. Leonard served as the Senior Vice President of International Exploration and Production of MOL Plc.  Mr. Leonard also served as Vice President of Exploration & New Ventures for YUKOS, Russia’s second largest oil company, based in Moscow, Russia from February 2001 to December 2004.  Prior to joining YUKOS, Leonard held the title of Vice President of Exploration with First International Oil from June 1998 to January 2001.  Previously, Mr. Leonard spent 19 years with Amoco, where he began as a geologist and was promoted to the executive level as Vice President of Resource Acquisitions. During his tenure at Amoco, he held a three-year assignment as Division Geologist in West Africa.

Mr. Leonard holds a Master of Arts in Geology from the University of Texas-Austin and a Bachelor of Science in Geosciences from the University of Arizona.

       On July 22, 2009, our Board of Directors approved an increase in the size of our Board of Directors to seven persons and elected Mr. Leonard to serve as a member of our Board of Directors to fill the vacancy created by the increase in the size of the Board of Directors. Our Board of Directors has not determined the committees of the Board of Directors, if any, to which Mr. Leonard will be appointed. Upon such determination, we will file an amendment to the Current Report on Form 8-K disclosing such information.

On July 21, 2009 our Board of Directors approved the appointment of Pasquale Scaturro as Chairman of the Board's newly formed Exploration Programs / Joint and New Venture Committee (see 8.01 "Other Events" below).  In connection with his appointment to this committee, Mr. Scaturro will receive an initial option to purchase 50,000 shares of our Common Stock at share price of $0.40.  Mr. Scaturro will also receive an option to purchase 50,000 shares of our Common Stock that vest with each of a 25% working interest sold, up to a total of 150,000 options at a share price of $0.40.  He will also receive options to purchase 5,000 shares of our Common Stock with a price equal to the closing price of the first day of service or the first day of the beginning of each quarter. These options will expire two years after the date of the grant.

Item 8.01                      Other Events.

On July 21, 2009 the Company’s Board of Directors established the Exploration Programs / Joint and New Venture Committee. The Exploration Programs / Joint and New Venture Committee’s Charter is attached as an exhibit.

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between Hyperdynamics Corporation and Ray Leonard

10.2	Ray Leonard Stock Option Agreement

99.1	Press release dated July 23, 2009, announcing new Chief Executive Officer

99(a)	Exploration Programs / Joint and New Venture Committee Charter

 THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

	(signed)	/s/ JASON D. DAVIS
Jason D. Davis, Chief Financial Officer and Principal Accounting Officer
Date: July 23, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between Hyperdynamics Corporation and Ray Leonard

10.2	Ray Leonard Stock Option Agreement

99.1	Press release dated July 23, 2009, announcing new Chief Executive Officer

99(a)	Exploration Programs / Joint and New Venture Committee Charter